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                                                                   EXHIBIT 10.19

                              TERMINATION AGREEMENT

      AGREEMENT (this "Agreement"), dated as of November 25, 2003, by and between Tidel Technologies, Inc., a Delaware corporation (the "Company") and Columbia Acorn Trust (formerly known as Acorn Investment Trust, the "Trust"), on behalf of its series Columbia Acorn Fund (formerly known as the series Acorn Fund, "Acorn").

      WHEREAS, as of September 29, 2000, (a) the Company and the Trust, on behalf of Acorn, entered into that certain Convertible Debenture Purchase Agreement, among the Company and the investors signatory thereto (the "Purchase Agreement"), whereby Acorn purchased 6% Convertible Debentures, issued by the Company in the aggregate principal amount of $3,000,000 (the "Debentures"); (b) the Company issued to Acorn that certain Warrant to purchase from the Company up to a total of 63,158 shares of the Company's common stock, $.01 par value per share (the "Common Stock", and such warrant, the "Warrant"); (c) the Company, the Trust, on behalf of Acorn, and Montrose Investments Ltd. ("Montrose") entered into that certain Joinder and Amendment to Registration Rights Agreement (the "Registration Rights Agreement"), which amended the Registration Rights Agreement between the Company and Montrose, dated as of September 8, 2000; and
(d) the Company, the Trust, on behalf of Acorn, and certain other third parties entered into certain other related agreements in connection with the transactions contemplated by the Purchase Agreement (such agreements, together with the Purchase Agreement, the Debenture, the Warrant and the Registration Rights Agreement, the "Acorn Agreements");

      WHEREAS, the Company is negotiating to enter into a financing arrangement, pursuant to which it will be obtaining certain loans and advances from one or more investors, and a condition to such investment(s) is that the Debentures be repaid, the Warrant be cancelled and the other Acorn Agreements be terminated;

      WHEREAS, the Company desires to pay to Acorn one million ($1,000,000) dollars in full and complete payment of the Debentures, including all principal, accrued and unpaid interest, fees, charges, penalties, costs and expenses, and Acorn desires to accept such amount as full and complete payment, and the parties desire to terminate the Warrant and all of the other Acorn Agreements;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

      1. PAYMENT OF INDEBTEDNESS AND OBLIGATIONS. As a condition to the obligations of the Trust, Acorn and the Company contained herein, the Company hereby agrees to pay to Acorn as provided herein the amount of one million ($1,000,000) dollars (the "Payment") as full and complete payment and satisfaction of the Debentures, including without limitation all principal, accrued and unpaid interest, fees, charges, penalties, costs and expenses.

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      The Payment shall be made, no later than ten business days following the execution of this Agreement by the Trust, on behalf of Acorn, and the Company, by wire transfer of immediately available funds in accordance with the instructions listed on Exhibit A.

      2. TERMINATION OF AGREEMENTS. Upon and subject to receipt by Acorn of the Payment, (i) any and all commitments, rights, obligations and other agreements of either the Trust or the Company set forth under the Acorn Agreements shall be terminated; (ii) all amounts due and payable by the Company under the Debentures and the Acorn Agreements shall be deemed to be paid, in full and complete satisfaction of all outstanding obligations; (iii) Acorn shall deliver to the Company the Debentures marked "Paid in Full," and the Warrant shall be cancelled and delivered to the Company for cancellation; and (iv) each of the Acorn Agreements shall terminate and shall have no further force or effect.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees that (i) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (iii) this Agreement constitutes valid, legal and binding obligations of the Company, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other laws now or hereafter in effect. The performance of the terms of this Agreement does not conflict with, constitute a violation of, or require any notice or consent under, the organizational documents of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to the Company. The terms of this Agreement are substantially the same as, and in any event are no less favorable to Acorn than, the terms granted to any other investors in the Company whose investments are being terminated.

      4. REPRESENTATIONS AND WARRANTIES OF THE TRUST. The Trust, on behalf of Acorn, represents, warrants and agrees that:

            (a) (i) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement, and the consummation by Acorn of the transactions contemplated hereby have been duly authorized by all necessary action, (iii) the Trust was formerly known as the Acorn Investment Trust and Acorn was formerly known as the series Acorn Fund, and each of the Trust and Acorn holds all respective right, title and interest to the Acorn Agreements, and all related matters, previously held by the Acorn Investment Trust and the series Acorn Fund, respectively, and (iv) this Agreement constitutes valid, legal and binding obligations of the Trust, enforceable against it in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other

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laws now or hereafter in effect. The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the organizational documents of the Trust or any agreement or instrument to which the Trust or Acorn is a party or by which Acorn is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to the Trust;

            (b) it holds all right, title and interest to the Debentures and the Warrant as well as to any and all claims, whether arising under the Acorn Agreements or otherwise, it ever held or holds against the Company or its subsidiaries and affiliates, and it has not transferred, conveyed, sold or otherwise disposed of any of the Debentures or such claims, or entered into any agreement to do any of the foregoing;

            (c) upon receipt of the Payment, it shall have no right to receive any shares of Common Stock or other securities of the Company or any other payments from the Company;

            (d) in making the determination to enter into this Agreement, the Trust, on behalf of Acorn, has not relied on any statements made or information provided by James T. Rash, Leonard Carr, or any other officer of Tidel; and

            (e) it acknowledges the possibility that greater value might be realized by Acorn in the future for the Debentures, the Warrants, and the other Acorn Agreements, if Acorn retained such securities and rights, but that there are significant future uncertainties regarding the Company and its operations, and Acorn has made the business decision to enter into the transaction set forth in this Agreement based on its business judgment and internal requirements.

      5. COMPANY RELEASE. (a) Upon and subject to receipt by Acorn of the Payment, the Company on its own behalf and on behalf of its officers, directors, employees, agents, representatives, successors and assigns, and anyone claiming by or through any of the foregoing (collectively, the "Company Releasors"), hereby releases and forever discharges Acorn and its respective directors, officers, employees, agents, representative and attorneys (collectively, "Acorn Releasees"), of and from all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity which the Company Releasors ever had, now have, or may hereafter have, whether known or unknown, from the beginning of time to the date of receipt by Acorn of the Payment.

            (b) Upon and subject to receipt by Acorn of the Payment, the Company on its own behalf and on behalf of the other Company Releasors, covenants, to the maximum extent permitted by law, that neither it nor any Company Releasor shall at any time hereafter file, commence or maintain or authorize or permit any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency or authority or arbitral organization or other tribunal against the Acorn Releasees with respect to the matters covered by the release set forth in
Section 6(a) above.

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      6. ACORN RELEASE. (a) Upon and subject to receipt by Acorn of the Payment, the Trust, on its own behalf and on behalf of Acorn and its officers, directors, employees, agents, representatives, successors and assigns, and anyone claiming by or through any of the foregoing in their capacity as such (collectively, the "Acorn Releasors"), hereby releases and forever discharges the Company and its subsidiaries, and each of their respective directors, officers, employees, agents, representative and attorneys (collectively, "Company Releasees"), of and from all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity which the Acorn Releasors ever had or now have, whether known or unknown, from the beginning of time to the date of receipt by Acorn of the Payment and relating to the Acorn Agreements.

            (b) Upon and subject to receipt by Acorn of the Payment, the Trust, on its own behalf and on behalf of Acorn and the other Acorn Releasors, covenants, to the maximum extent permitted by law, that neither it nor, to the extent within Acorn's control, any Acorn Releasor shall at any time hereafter file, commence or maintain or authorize or permit any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency or authority or arbitral organization or other tribunal against the Company Releasees with respect to the matters covered by the release set forth in Section 7(a) above.

      7. FURTHER ASSURANCES. The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

      8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, sent by certified, registered or express air mail, or overnight carrier, postage prepaid, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing, or if sent by overnight carrier, one (1) day after the date of mailing to the addresses set forth on the signature pages hereto.

      9. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

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      10. SUCCESSORS. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives.

      11. GOVERNING LAW. This Agreement shall be governed by, construed, applied and enforced in accordance with the laws of the State of New York, except that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      12. MISCELLANEOUS. A copy of the Amended and Restated Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Trust by an officer of the Trust in such capacity and not individually and the obligations of the Trust under this Agreement are not binding upon such officer, any of the trustees of the Trust or the shareholders of the Trust individually, but are binding only upon the assets and property of the Trust.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           TIDEL TECHNOLOGIES, INC.

                                           By: /s/ James T. Rash
                                               ---------------------------------
                                           Name: James T. Rash
                                           Title:   CEO
                                           Address: 2900 Wilcrest Drive
                                                    Suite 205
                                                    Houston, TX  77042

                                           COLUMBIA ACORN TRUST, on behalf
                                           of its series Columbia Acorn Fund

                                           By: /s/ Kenneth A. Kalina
                                               ---------------------------------
                                           Name: Kenneth A. Kalina
                                           Title: Assistant Treasurer
                                           Address: 227 West Monroe Suite 3000
                                                    Chicago, IL 60606

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                                    EXHIBIT A

                             Acorn Wire Instructions

                        STATE STREET BANK OF BOSTON(SWIFT
                                    SBOSUS33)
                                MUTUAL FUND AREA
                                  ABA 011000028
                                  A/C 00208488
                                FUND NUMBER 2s01
                         CONTACT: Al Kenney 617-662-3020

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